Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Momentus Inc., a Delaware corporation (the “Company”), on Form 10-Q for the fiscal quarter ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), I, Jikun Kim, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:
(i)the Form 10-Q fully complies, in all material respects, with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and
(ii)the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Company.

		By:	/s/Jikun Kim
		Name:	Jikun Kim
Dated:	November 9, 2021	Title:	Chief Financial Officer

This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.